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                                                                     EXHIBIT 4.4
                                                                     -----------


                           1989 STOCK INCENTIVE PLAN
                                       OF
                             DELTA AIR LINES, INC.
                             ---------------------
                     As Amended Effective October 23, 1997

SECTION 1. Purpose; Definitions.

The purpose of this plan, which shall be known as the "1989 Stock Incentive Plan of Delta Air Lines, Inc." (the "Plan"), is to promote the interests of Delta Air Lines, Inc. (the "Company") by attracting and retaining in its employment persons of outstanding ability, and to provide present and future officers and key employees of the Company, or any of its present or future Subsidiaries, greater incentive to make material contributions to the success of the Company by increasing their proprietary interest in the welfare and success of the Company through increased direct stock ownership and other incentives related to the value of the stock, all to the benefit of the Company and its shareholders.

For purposes of the Plan, the following terms shall be defined as set forth below:

       "Affiliate" and "Associate" have the respective meanings accorded to such terms in Rule 12b-2 under the Exchange Act as in effect on July 24, 1997.

       "Beneficial Ownership". A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to " beneficially own," securities pursuant to Rule 13d-3 under the Exchange Act as in effect on July 24, 1997.

       "Board" or "Board of Directors" means the Board of Directors of the Company.

       "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

         (a) Any Person (other than an Excluded Person) acquires, together with all Affiliates and Associates of such Person, Beneficial Ownership of securities representing 20% or more of the combined voting power of the Voting Stock then outstanding, unless such Person acquires Beneficial Ownership of 20% or more of the combined voting power of the Voting Stock then outstanding solely as a result of an acquisition of Voting Stock by the Company which, by reducing the Voting Stock outstanding, increases the proportionate Voting Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to 20% or more of the combined voting power of the Voting Stock then outstanding; provided, that if a Person shall become the Beneficial Owner of 20% or
       --------
       more of the combined voting power of the Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the Beneficial Owner of any additional Voting Stock which causes the proportionate voting power of Voting Stock beneficially owned by such Person to increase to 20% or more of the combined voting power of the Voting Stock then outstanding, such Person shall, upon becoming the
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       Beneficial Owner of such additional Voting Stock, be deemed to have become the Beneficial Owner of 20% or more of the combined voting power of the Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

         (b) During any period of two consecutive years (not including any period prior to July 24, 1997), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of Directors then constituting the Board;

         (c) A reorganization, merger or consolidation of the Company is consummated, in each case, unless, immediately following such reorganization, merger or consolidation, (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such reorganization, merger or consolidation, (ii) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

         (d) The shareholders of the Company approve (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to any corporation with respect to which, immediately following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Voting Stock outstanding immediately prior to such sale or other disposition of assets, (B) no Person (but excluding for this purpose any Excluded Person and any Person beneficially owning, immediately prior to such sale or other

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       disposition, directly or indirectly, 20% or more of the voting power of the outstanding Voting Stock) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

     Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred (i) as a result of the formation of a Holding Company, or (ii) with respect to a Participant, if Participant is part of a "group," within the meaning of Section 13(d)(3) of the Exchange Act as in effect on July 24, 1997, which consummates the Change in Control transaction. In addition, for purposes of the definition of Change in Control a Person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be designated, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     "Disability" means disability as determined under the disability plan of the Company or Subsidiary of the Company applicable to the Participant.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Person" means (i) the Company; (ii) any of the Company's Subsidiaries; (iii) any Holding Company; (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company; or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any plan described in clause (iv).

     "Fair Market Value" means, as of any given date, the opening or closing price, as determined by the Committee, of the Stock on the New York Stock Exchange or, if no sale of Stock occurs on the New York Stock Exchange on such date, the opening or closing price, as determined by the Committee, of the Stock on said exchange on the last preceding day on which such sale occurred.

     "Holding Company" means an entity that becomes a holding company for the Company or its businesses as a part of any reorganization, merger, consolidation or other transaction,

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     provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding voting securities of such entity entitled to vote generally in the election of directors is, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Stock.

     "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Other Stock-Based Award" means an award under Section 8 below of Stock or that is valued in whole or in part by reference to, or is otherwise based on, Stock.

     "Option Price" means the price specified in Section 5 below.

     "Participant" means the recipient of an award under the Plan.

     "Person" means an individual, corporation, partnership, association, trust or any other entity or organization.

     "Plan" means the 1989 Stock Incentive Plan of Delta Air Lines, Inc., as amended from time to time.

     "Restricted Stock" means Stock granted under an award pursuant to Section 7 below which is subject to the restrictions specified therein.

     "Retirement" means retirement from active employment with the Company or any Subsidiary of the Company pursuant to the retirement or pension plan of such entity applicable to the Participant.

     "Stock" means the Common Stock, $3.00 par value, of the Company.

     "Stock Appreciation Right" means a right granted under an award pursuant to
     Section 6 below to receive an amount equal to the excess of the Fair Market Value of the shares of Stock covered by such right over the Option Price applicable to such shares, as specified in Section 6 below.

     "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

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     "Subsidiary" of any Person means any other Person of which securities or other ownership interests having voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

     "Voting Stock " means securities of the Company entitled to vote generally in the election of members of the Board.

SECTION 2. Administration.

The Plan shall be administered by a Committee of the Board of Directors, designated by the Board and to be comprised of not less than three members of the Board. Each director, while serving as a member of the Committee, shall be considered to be acting in his capacity as a director of the Company. Members of the Committee shall be appointed from time to time for such terms as the Board shall determine, and may be removed by the Board at any time with or without cause. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to construe and interpret the Plan, to establish, amend and rescind appropriate rules and regulations relating to the Plan, to determine the persons to whom and the time or times at which to grant awards thereunder, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards granted thereunder as it may deem necessary or advisable to carry out the provisions and intent of the Plan. All determinations of the Committee shall be by a majority of its members, and its determinations shall be final and conclusive for all purposes and upon all persons, including but without limitation, the Company, the Committee, the directors, officers and employees of the Company, the Participants and their respective successors in interest.

Except as provided in the Plan, the Committee may make awards under Sections 5, 6, 7 and 8 of this Plan either alone or in such combinations as it deems appropriate, and awards need not be the same with respect to each Participant. When granting Stock Options under Section 5 of this Plan, the Committee shall designate the Stock Option as either an Incentive Stock Option or a Non-Qualified Stock Option. The Committee shall also designate whether the Stock Option is granted with Stock Appreciation Rights.

SECTION 3. Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 6,000,000, which shall be increased to 9,800,000 effective January 1, 1998, subject to adjustment as provided in this Section. Stock issued under the Plan may be either authorized and unissued shares or treasury shares.

The aggregate number of shares of Restricted Stock and non-performance based Other Stock-Based Awards that may be granted on or after January 1, 1998 under Sections 7 and 8 of this Plan, respectively, to all Participants under the Plan shall not exceed 1,200,000 over the term of the Plan, subject to adjustment as provided in this Section.

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To the extent that any award under the Plan, or any portion thereof, is settled in cash rather than in shares of Stock, the number of shares of Stock subject to such award, less the number of shares of Stock issued, if any, in connection with such settlement, shall again be available for distribution in connection with future awards under the Plan. Subject to Section 6(d) below, if any shares of Stock subject to a Stock Option cease to be subject to such Option for any reason other than the exercise of such Option, or if any shares of Stock subject to a Restricted Stock award or Other Stock-Based Award are forfeited or any such award otherwise terminates, in whole or part, without a payment being made to the Participant in the form of Stock, the shares of Stock previously subject to such Option or award shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, the Committee, in its sole discretion, shall make such modifications, substitutions or adjustments as it deems necessary to reflect such change so as to prevent the deletion or enlargement of rights, including but not limited to, modifications, substitutions, or adjustments in the aggregate number of shares reserved for issuance under the Plan, in the number and Option Price of shares subject to outstanding Options or Stock Appreciation Rights granted under the Plan, in the number of shares subject to other outstanding awards granted under the Plan, and in any limitation on the aggregate number of awards which may be granted under the Plan to any individual Participant or to all Participants, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4. Eligibility.

Officers and other key employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the Company and/or its Subsidiaries, as determined by the Committee, are eligible to be granted awards under the Plan.

SECTION 5. Stock Options.

Award Limitation

For awards granted on or before December 31, 1997, the number of shares of Stock subject to Stock Options that may be awarded to an individual Participant under the Plan shall not exceed ten percent of the maximum total number of shares of Stock reserved for distribution under Section 3 of the Plan. For awards granted on or after January 1, 1998, the maximum number of shares of Stock subject to Stock Options that may be awarded to an individual Participant under the Plan shall not exceed 350,000 per calendar year.

Grant

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom Stock Options shall be granted, the number of shares to be covered by each Stock Option and the conditions and limitations, if any, in addition to those set forth in this
Section 5, applicable to such Stock Options. The Committee shall have the authority

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to grant both Incentive Stock Options and Non-Qualified Stock Options. In the
case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the requirements of Section 422 of the Code, as from time to time amended, and any implementing regulations. Each such award shall be confirmed by an agreement executed by the Committee and the Participant, which agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such award. Unless otherwise determined by the Committee, each such agreement shall provide that the Option (and any related Stock Appreciation Right) is not transferable by the Participant otherwise than by will, by the laws of descent and distribution, or by a written designation referred to in
Section 10(c) below, and is exercisable, during the Participant's lifetime, only by such Participant.

Option Price

The Committee shall establish the Option Price at the time each Stock Option is granted, which price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. The Option Price shall be the price payable by the Participant for a share of Stock upon the exercise of a Stock Option. The Option Price shall be subject to adjustment in accordance with the provisions of
Section 3 hereof.

Exercise

The Committee shall determine when a Stock Option shall become exercisable, and may provide that a Stock Option is exercisable in installments, provided that no Stock Option shall be exercisable earlier than one (1) year or later than ten
(10) years after the date of grant, except that the one (1) year limitation shall not apply: (a) if a Participant dies prior to one (1) year after the date of grant, in which event the Option may be exercised as provided in Section 10 hereof; (b) if the Participant's employment is terminated under circumstances designated by the Committee in its discretion; or (c) if there occurs a Change in Control.

The Option Price of each share as to which an Option is exercised shall be paid in full at or before the time of settlement of such exercise. Such payment shall be made in cash, or, subject to the consent of the Committee and to such limitations as the Committee may impose, by tender of shares of unrestricted Stock valued at Fair Market Value as of the date of exercise, or by a combination of cash and shares of unrestricted Stock.

Incentive Stock Options

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant(s) affected, to disqualify any Incentive Stock Option under such Section 422.

To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, and subject to such terms and conditions

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as the Committee shall prescribe, any Incentive Stock Option that does not continue to comply with the requirements of the Code shall be treated as a Non-Qualified Stock Option.

SECTION 6. Stock Appreciation Rights.

Award Limitation

The maximum number of shares of Stock subject to Stock Appreciation Rights that may be awarded to an individual Participant under the Plan shall not exceed the limit specified in Section 5 of the Plan.

Grant

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons who shall receive Stock Appreciation Rights and the number of shares of Stock with respect to which each Stock Appreciation Right is granted. Stock Appreciation Rights may be granted only in conjunction with Stock Options granted under the Plan. Whenever Stock Appreciation Rights are granted, they shall be provided for in the agreement referred to in Section 5 above, or an amendment thereto.

A Stock Appreciation Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, and a Stock Option or applicable portion thereof granted in conjunction with a Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Appreciation Right.

Terms and Conditions

Stock Appreciation Rights shall be exercisable in accordance with procedures established by the Committee and shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, in addition to the following:

(a) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 of the Plan.

(b) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or shares of Stock or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of one share of Stock over the Option Price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The Fair Market Value used to determine the amount payable (and the number of shares payable to the extent that the payment is in the form of Stock) shall be the Fair Market Value on the last trading day preceding the date of exercise of the Stock Appreciation Right or, if so specified by the Committee, the highest Fair

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Market Value during the applicable period referred to in the related award agreement, in which the Stock Appreciation Right is exercised.

(c) Stock Appreciation Rights shall be transferable only when and to the extent that the related Stock Option would be transferable under Section 5 of the Plan.

(d) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares actually issued, if any, upon the exercise of the Stock Appreciation Right.

SECTION 7. Restricted Stock.

Award Limitation

The maximum number of shares of Restricted Stock that may be awarded  under
Section 7 of the Plan to an individual Participant under the Plan is 200,000 per calendar year.

Grant

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

Each Restricted Stock award shall be confirmed by an agreement executed by the Committee and the Participant, which agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such award.

Each Participant receiving a Restricted Stock award shall be issued a Stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

The Committee shall require that Stock certificates evidencing such shares be held by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Stock covered by such award.

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Restrictions and Conditions

The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(a) During a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

(b) Except as provided in this paragraph (b) and paragraph (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may provide that the payment of cash dividends shall or may be deferred and, if the Committee so determines, reinvested in additional shares of Stock or Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to
Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(c) Upon termination of a Participant's employment with the Company or any Subsidiary of the Company for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee in the award agreement.

(d) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of Stock shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be canceled.

SECTION 8. Other Stock-Based Awards.

Award Limitation

The maximum number of shares of Stock subject to Other Stock-Based Awards that may be awarded under Section 8 of the Plan to an individual Participant under the Plan is 200,000 per calendar year.

Grant

Other Stock-Based Awards may be granted either alone or in addition to or in conjunction with other awards under this Plan. Awards under this section may include, but are not limited to, the

                                      -10-
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grant of Stock upon the continued employment of a Participant for a specified period of time, the payment of cash or Stock based upon the performance of the Stock or other criteria, or the grant of securities convertible into Stock.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock or other securities, if any, to be granted pursuant to such awards, and all other conditions of the awards. Any such award shall be subject to an agreement between the Company and the Participant.

Each Other Stock-Based Award shall be confirmed by an agreement executed by the Committee and the Participant, which agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such award.

Performance-Based Awards

The Committee may, in its discretion, grant Other Stock-Based Awards to a Participant with the intent that such awards qualify as "performance-based compensation" under Section 162(m) of the Code. These awards may consist of Performance Units or Performance Shares.

A Performance Unit is a right, denominated in cash or cash units, to receive, at a specified future date, payment in cash or Stock, as determined by the Committee, of an amount which is to be determined based on the extent to which specified performance goals are satisfied. At the time of granting the awards, the Committee, in the award agreement or by other Plan rules, shall determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit as set forth below and the period over which performance will be measured.

A Performance Share is a right, granted in the form of Stock or stock units equivalent to Stock, to receive, at a specified future date, payment in cash or Stock, as determined by the Committee, of an amount which is to be determined based on the extent to which specified performance goals are satisfied. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Stock on the date of grant. At the time of granting the awards, the Committee, in the award agreement or by other Plan rules, shall determine the performance factors applicable to the number of Performance Shares to be earned as set forth below and the period over which performance will be measured.

The performance factors selected by the Committee in respect of Performance Units and Performance Shares shall be based on any one or more of the following: total shareholder return; return on equity, assets, capital or investment; operating, pre-tax or after-tax profit levels expressed in either absolute dollars, earnings per share, or increases of the same; revenues or revenue growth; Stock price; cash flow; economic or cash value added; results of customer satisfaction surveys; and other measures of quality, safety, productivity or process improvement. Such performance goals may be determined solely by reference to the performance of the Company, a Subsidiary of the Company, or a division or unit of any of the foregoing, or based on

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comparisons of any of the performance measures relative to other companies.
These factors shall have a minimum performance standard below which no amount will be paid, a target performance standard and a maximum performance standard above which no additional payments will be made. The applicable performance period shall not exceed 10 years.

Prior to payment of any performance-based award intended to qualify under
Section 162(m) of the Code, the Committee shall certify in writing that the performance goals and any other material terms of the award were in fact satisfied, all in a manner consistent with the applicable regulations under
Section 162(m) of the Code.

Performance-based awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

Terms and Conditions

In addition to the terms and conditions specified in the award agreement, Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following:

(a) Unless otherwise determined by the Committee, any shares of Stock subject to awards made under this Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) If specified by the Committee in the award agreement, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Stock or other securities covered by the award, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

(c) The award agreement with respect to any Other Stock-Based Award shall contain provisions dealing with the disposition of such award in the event of a termination of the Participant's employment prior to the exercise, realization or payment of such award, whether such termination occurs because of Retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the award.

SECTION 9. Change in Control.

Upon the occurrence of a Change in Control:

(a) All outstanding Stock Options and Stock Appreciation Rights shall become immediately vested, exercisable and nonforfeitable and shall remain vested, exercisable and nonforfeitable during their remaining terms.

(b) Any Restriction Period and other restrictions imposed on outstanding non-performance based Restricted Stock and Other Stock-Based Awards shall lapse.

(c) Each outstanding award of performance-based Restricted Stock and Other Stock-Based Awards shall be paid in an amount equal to the greater of (i) the actual award payable to the Participant for the applicable performance period, calculated as if the performance period had ended on the date of the Change in Control, and (ii) the target award payable to Participant for that performance period, in each case prorated to reflect the portion of the performance period elapsed through the date of the Change in Control. The applicable amount shall be paid in the form of cash or Stock, in accordance with the terms of the applicable award agreement, promptly after the Change in Control.

SECTION 10. Termination of Employment, Retirement, Disability, Death and Voluntary Demotion.

Unless otherwise determined by the Committee, the following shall apply to awards under Sections 5 and 6 of the Plan:

(a) If a Participant's employment shall be terminated by the Company or a Subsidiary of the Company, or if a Participant resigns from employment with the Company or a Subsidiary of the Company, the Stock Options or Stock Appreciation Rights held by such Participant shall be forfeited unless the Committee authorizes the exercise of such Stock Options or Stock Appreciation Rights, provided that any such exercise shall be permissible only for a period of up to four (4) months following such termination or resignation and only if such exercise is otherwise permissible under the Plan and the applicable award agreement.

(b) With respect to awards made prior to October 28, 1993, a Participant whose employment is terminated because of his Retirement or Disability shall be treated as though he remains in active employment, unless the applicable award agreement is amended to shorten the exercise period following Retirement or Disability. With respect to awards made on or after October 28, 1993, a Participant whose employment is terminated because of his Retirement or Disability may exercise his outstanding Stock Options or Stock Appreciation Rights only during the shorter of the exercise period remaining under the applicable award agreement or the three years after such Retirement or Disability. In the case of an exercise under either of the two preceding sentences, such exercise must otherwise comply with the Plan and the applicable award agreement. Notwithstanding the preceding sentences, however, if a Participant's employment is terminated because of Retirement prior to his normal retirement date (as determined under the retirement or pension plan of the Company or Subsidiary of the Company applicable to the Participant) and, within two years after such early Retirement and without the Committee's approval, such Participant directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any Person who is in direct and substantial competition with the air transportation business of the Company or its Subsidiaries, then such Participant shall immediately forfeit any Stock Options and Stock Appreciation Rights held by him. Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within, or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interests of the Company.

(c) With respect to awards made prior to October 28, 1993, in the event of the death of a Participant while employed by the Company or a Subsidiary of the Company or while covered by Section 10(b) above, such Participant's Stock Options or Stock Appreciation Rights may only be exercised within one year after the Participant's death, unless the applicable award agreement is amended to provide a maximum exercise period of up to three years as described in the next sentence. With respect to awards made on or after October 28, 1993, in the event of the death of a Participant while employed by the Company or a Subsidiary of the Company, such Participant's Stock Options or Stock Appreciation Rights may be exercised only within the shorter of the exercise period remaining under the applicable award agreement or the three years after the Participant's death. In the case of an exercise under either of the two preceding sentences, such exercise may be made by the person or persons named in a written designation by the Participant delivered to and approved by the Committee, or if there is no such approved designation, by the executor or administrator of the Participant's estate or such other personal representative, legatee or devisee, as may be designated in the Participant's last will and testament; provided, however, that such exercise must otherwise comply with the Plan and the applicable award agreement.

(d) In the event that prior to or after the time that a Stock Option or Stock Appreciation Right first becomes exercisable, a Participant either voluntarily suggests and later accepts a demotion, or is involuntarily demoted, to a job involving lesser responsibilities than those of the job held by the Participant at the time of an award hereunder, the Committee may in its sole discretion, not later than six months from the date of the demotion, revoke or modify such award in any manner as it deems appropriate under the circumstances. The Committee shall determine in its sole discretion what constitutes a demotion to a job involving lesser responsibilities for purposes of this Section 10(d).

(e) Notwithstanding anything in Section 10(a)-(d) above to the contrary, if a Participant resigns from employment with the Company and coincident with such resignation becomes an employee of WORLDSPAN L.P. ("WORLDSPAN") or of TransQuest, such Participant shall be treated as though he remains in active employment with the Company with respect to Stock Options and Stock Appreciation Rights outstanding at the time of such resignation; provided, however, that, after becoming an employee of WORLDSPAN or TransQuest coincident with his resignation from the Company:

     (i) If a Participant's employment is terminated by WORLDSPAN or TransQuest, or if a Participant resigns from employment with WORLDSPAN or TransQuest (other than if such Participant becomes an employee of the Company or a Subsidiary of the Company coincident with his resignation from WORLDSPAN or TransQuest), the Stock Options or Stock Appreciation Rights held by such Participant shall be forfeited unless the Committee authorizes the exercise of such Stock Options or Stock Appreciation Rights, provided that any such exercise shall be permissible only for a period of up to four (4) months following such termination or resignation and only if such exercise is otherwise permissible under the

     Plan and the applicable award agreement; and provided further that if a Participant resigns from WORLDSPAN or TransQuest and coincident with such resignation becomes an employee of the Company or a Subsidiary of the Company, such Participant shall, subject to Sections 10(a)-(d) above, be treated as in active employment with the Company.

     (ii) If a Participant's employment with WORLDSPAN or TransQuest is terminated because of his retirement or disability under WORLDSPAN's or TransQuest's retirement or disability plan applicable to such Participant, such Participant's Stock Options or Stock Appreciation Rights may only be exercised during the shorter of the exercise period remaining under the applicable award agreement or the three years after such retirement or disability; provided, however, that such exercise must otherwise comply with the Plan and the applicable award agreement. Notwithstanding the preceding sentence, however, if a Participant's employment is terminated because of retirement prior to his normal retirement date (as determined under WORLDSPAN's or TransQuest's retirement or pension plan applicable to the Participant) and, within two years after such early retirement and without the Committee's approval, such Participant directly or indirectly provides management or executive services (whether as a consultant, advisor, officer or director) to any Person who is in direct and substantial competition with the air transportation business of the Company or its Subsidiaries, then such Participant shall immediately forfeit any Stock Options and Stock Appreciation Rights held by him. Because of the broad and extensive scope of the Company's air transportation business, the restrictions contained in this provision are intended to extend to management or executive services which are directly related to the provision of air transportation services into, within, or from the United States, as no smaller geographical restriction will adequately protect the legitimate business interests of the Company.

     (iii) If a Participant dies while employed by WORLDSPAN or TransQuest or while covered by Section 10(e)(ii) above, such Participant's Stock Options or Stock Appreciation Rights may only be exercised within the shorter of the exercise period remaining under the applicable award agreement or the three years after the Participant's death by the person or persons named in a written designation by the Participant delivered to and approved by the Committee, or if there is no such approved designation, by the executor or administrator of the Participant's estate or such other personal representative, legatee or devisee, as may be designated in the Participant's last will and testament; provided, however, that such exercise must otherwise comply with the Plan and the applicable award agreement.

     (iv) If prior to the time that a Stock Option or Stock Appreciation Right is exercisable, a Participant voluntarily suggests and later accepts a demotion to a job involving lesser responsibilities than those of the job held by the Participant at the time of first becoming an employee of WORLDSPAN or TransQuest, the Committee in its sole discretion may revoke or modify such award as it deems appropriate under the circumstances.

SECTION 11. Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under a Stock Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award theretofore granted, without the Participant's consent, or which, without the approval of the Company's stockholders, would cause the Plan not to continue to comply with Rule 16b-3 under the Exchange Act, or any successor to such Rule.

The Committee may amend the terms of any Stock Option or other award theretofore granted, including but not limited to extending the time during which awards granted prior to October 28, 1993 may be exercised to the full period of time permitted by the Plan; provided, however, that, subject to Section 3 above, no such amendment shall impair the rights of any Participant without the Participant's consent, except as provided in Section 10(d) above.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12. General Provisions.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option, Stock Appreciation Right or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions. Except as otherwise provided in the Plan, Participants shall have no rights as stockholders of Stock covered by an award prior to the issuance of a Stock certificate to such Participant.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary of the Company any right to continued employment with the Company or a Subsidiary of the Company, as the case may be, nor shall it interfere in any way with the right of the

Company or a Subsidiary of the Company to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Subject to the consent of the Committee and to such limitations as the Committee may impose, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

(e) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Georgia.

(f) Agreements with respect to awards pursuant to the Plan may contain, in addition to terms and conditions prescribed in the Plan, such other terms and conditions as the Committee may deem appropriate provided such terms and conditions are not inconsistent with the provisions of the Plan.

SECTION 13. Effective Date of Plan.

The Plan as originally adopted was approved by the stockholders of the Company and became effective as of January 1, 1989.

SECTION 14. Term of Plan.

No Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award shall be granted pursuant to the Plan on or after January 1, 2004, but awards granted prior to January 1, 2004 may extend beyond that date.

NOTE: The foregoing is the original 1989 Stock Incentive Plan as adopted by Delta Air Lines' Board of Directors on July 28, 1988, for effectiveness on January 1, 1989, and as amended April 26, 1990, January 24, 1991, July 22, 1993, October 28, 1993, October 27, 1994, January 26, 1995, July 24, 1997 and October 23, 1997.


                                        /s/ Robert S. Harkey
                                        --------------------------------------
                                        Robert S. Harkey
                                        Senior Vice President - General Counsel
                                           & Secretary

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